Exhibit 10.4

Labor Contract

This labor contract is based on the People’s Republic China’s labor law and labor contract law and other related laws and regulations.

Employer:  Jilin Huamei Beverage Co. Ltd

Employer’s address: 1208A Jiyu Bldg. 1420 Jie Fang  Da Road, Changchun City, Jilin, China

Legal Representative: Liu Chang Zhen

Employee: Cai Xiaohua

Gender: Male

Employee’s ID Number: 20626196505180034

Employee’s address:  2605 A No.6 Shuguangxili, Chaoyang District, Beijing, China

I. Contract Period & Probation Period

Both parties agree to choose (1)   for the employment terms:

1.	Fixed contract period: From Feb 1, 2011 to Feb 1, 2014

2.	No fixed contract period: From___________________

3.	By Project : From _______________to completion

II Job Description & Job Location

CMO (Chief Marketing Officer)

III Working Hours & Time Off

Both parties agree to choose (1) for working hours

1.	Standard full time

2.	Non Standard hours

3.	Combined hours

IV Remuneration

By consensus, both parties confirm the probation wage is $1,463.70 a month, after probation is $1,463.70 a month. Payment should be in monetary form and full payment of the monthly wages shall be delivered by the the last day of the month. Employer shall not unjustifiably deduct or delay in paying the wages. The monthly wage shall not less than the minimum wage implemented by the city.

V Social Insurance and Labor benefits

In accordance with central government, state, provincial and municipal policies and regulations

VI Labor conditions and labor protection against occupational hazards

In accordance with central government, state and provincial requirements relating to the implementation of occupational safety and health

VII Termination & Renew of the Labor Contract

Both parties observe the central government, state and provincial regulations regarding the termination of the labor contract.  Unless the violation is expressly stipulated by state, either party in violation of the contract will be subject to the payment of appropriate compensation for breach of contract.

This contract is effective from the date signed by both parties.

Employer: Jilin Humei Beverage Co. Ltd

Legal Representative: Liu Chang Zhen	Date; Feb 1, 2011

Employee: Cai Xiaohua	Date: Feb 1, 2011

Governing Authority: Changchun City Employment Service (with seal)